FOR IMMEDIATE RELEASE

For More Information:
Ronald L. Thigpen                             John Marsh
Executive Vice President and COO              President
Southeastern Bank Financial Corp.             Marsh Communications LLC
706-481-1014                                  770-458-7553


                   Southeastern Bank Financial Corp. Reports
                          Second Quarter 2008 Earnings

AUGUSTA, Ga., July 25, 2008 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta and Southern Bank & Trust of Aiken, S.C., today reported quarterly net income of $2.4 million for the three months ended June 30, 2008, a decrease from $3.0 million in the second quarter of 2007. Diluted earnings per share for the second quarter of 2008 were $0.40, compared to $0.49 for the same period last year.

"We fared quite well compared to the overall banking market in the second quarter," said President and Chief Executive Officer R. Daniel Blanton. "We continued to improve our core banking performance with increases in both net interest and noninterest income, despite continued margin pressure from a further cut in the federal funds rate in April. Overall, we remain in a solid position during this economic environment with respect to our profitability, capital levels, liquidity and asset quality.

"Our net income and earnings were lower on a comparative basis to last year due to the 60 percent increase in our provision for loan losses to $1.7 million for the quarter ended June 30, 2008," continued Blanton. "We felt the increase in the provision was a prudent move in light of the ongoing softness of the real estate market and the resulting downgrade of credits. Had it not been for our stringent underwriting discipline requiring quality collateral, we would have had to increase the provision for loan losses even further."

Total assets at June 30, 2008, were $1.3 billion, an increase of $180.7 million from a year ago, and $101.0 million from Dec. 31, 2007. Loans outstanding at the end of the second


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quarter  were  $968.1 million, and total deposits were $1.1 billion, an increase of  9.7  percent  and  10.3  percent,  respectively,  from  Dec.  31,  2007.

Net interest income for the second quarter of 2008 totaled $10.0 million, a 5.9 percent increase from $9.5 million for the same period of 2007. Noninterest income for the quarter totaled $4.5 million, an increase of 18.0 percent from a year ago, reflecting strong growth in service charges and mortgage revenue from the gain on sale of loans.

Noninterest expense was $9.3 million, compared to $7.6 million a year ago. The rise in expense is due primarily to the continued expansion of the Company and related personnel and occupancy costs associated with the opening of a new Georgia Bank & Trust office in Evans, GA and new Southern Bank & Trust offices in North Augusta and Aiken, S.C, a loan production office in Greenville, S.C., as well as the company's move into a newly expanded 53,000-sq.-ft. Operations Center.

Nonperforming assets at June 30, 2008, were 2.11 percent of total assets, compared to 0.32 percent at June 30, 2007, and 0.63 percent at March 31, 2008. This increase is the result of a few credits that have deteriorated. Net charge-offs for the second quarter of 2008 totaled 0.01 percent of average loans, compared to 0.04 percent in the second quarter of 2007 and 0.03 percent in the first quarter of 2008. The company held no foreclosed property or other real estate (ORE) at June 30, 2008, compared to $293,000 at June 30, 2007 and
$412,000  at  March  31,  2008.

Annualized return on average assets (ROA) was 0.75 percent for the second quarter of 2008, and annualized return on average shareholder's equity (ROE) was
11.50 percent. The company's net interest margin was 3.25 percent at June 30, 2008, compared to 3.58 percent a year ago and 3.49 percent at the end of the first quarter of 2008.

Net income for the six months ended June 30, 2008, totaled $5.0 million, compared to $5.7 million reported in the same period of 2007. Diluted earnings per share for the first


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six  months  of  2008 were $0.84, compared to $0.95 per share earned in the same period  a  year  ago.

Net interest income for the first six months of 2008 was $20.3 million, an increase of 9.5 percent from $18.5 million in the first six months of 2007. Noninterest income was $8.4 million for the first six months of 2008, an increase of 13.8 percent from $7.4 million in the same period of 2007. Noninterest expense was $18.2 million for the six-month period, compared to $15.4 million in 2007.

"As we move forward, we are confident that Southeastern Bank Financial is well-positioned to move through these unusual economic times," said Blanton. "We will continue our conservative style of 'vanilla banking' as we work to expand our banking franchise, serving our customers and our communities. Our philosophy of organic growth, rather than by acquisition, and limiting ourselves to markets we are familiar with has worked well for us."

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $1.3 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe  Harbor  Statement  -  Forward-Looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor"


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
provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.



                                      ###


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

                  SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Balance Sheets


                                                               JUNE 30,
                                                                2008           DECEMBER 31,
                    ASSETS                                   (UNAUDITED)           2007
                                                           ---------------    ---------------
Cash and due from banks                                    $   30,797,068     $   24,557,517
Federal funds sold                                              2,900,000                  -
Interest-bearing deposits in other banks                          499,942            500,031
                                                           ---------------    ---------------
      Cash and cash equivalents                                34,197,010         25,057,548

Investment securities
  Available-for-sale                                          250,230,113        245,428,825
  Held-to-maturity, at cost (fair values of
    $699,944 and $1,467,032, respectively)                        689,056          1,435,178

Loans held for sale                                            19,372,289         11,303,098

Loans                                                         948,745,422        871,439,789
  Less allowance for loan losses                              (14,324,130)       (11,800,163)
                                                           ---------------    ---------------
      Loans, net                                               934,421,292        859,639,626

Premises and equipment, net                                    34,060,694         32,612,246
Accrued interest receivable                                     6,461,418          7,416,257
Bank-owned life insurance                                      17,018,875         16,660,485
Restricted equity securities                                    6,401,369          5,059,781
Other assets                                                   11,131,776          8,366,957
                                                           ---------------    ---------------

                                                           $1,313,983,892     $1,212,980,001
                                                           ===============    ===============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Noninterest-bearing                                      $  115,804,097     $  101,272,104
  Interest-bearing:
    NOW accounts                                              156,811,092        132,185,890
    Savings                                                   288,859,144        289,730,991
    Money management accounts                                  75,518,119         73,609,269
    Time deposits over $100,000                               287,902,060        243,500,864
    Other time deposits                                       125,478,314        111,867,272
                                                           ---------------    ---------------
                                                            1,050,372,826        952,166,390

Federal funds purchased and securities sold
  under repurchase agreements                                  61,424,469         81,165,423
Advances from Federal Home Loan Bank                           81,000,000         59,000,000
Other borrowed funds                                              400,000            500,000
Accrued interest payable and other liabilities                  9,790,346         10,390,373
Subordinated debentures                                        20,000,000         20,000,000
                                                           ---------------    ---------------

      Total liabilities                                      1,222,987,641      1,123,222,186
                                                           ---------------    ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 5,976,811 and 5,976,811 shares issued in
    2008 and 2007, respectively; 5,967,414 and 5,967,536
    shares outstanding in 2008 and 2007, respectively          17,930,433         16,300,842
  Additional paid-in capital                                   55,087,980         39,517,286
  Retained earnings                                            20,474,753         34,228,272
  Treasury stock, at cost; 9,397 and 9,275 shares in
    2008 and 2007, respectively                                  (278,483)          (316,800)
  Accumulated other comprehensive (loss) gain, net             (2,218,432)            28,215
                                                           ---------------    ---------------

      Total stockholders' equity                                90,996,251         89,757,815
                                                           ---------------    ---------------
                                                           $1,313,983,892      $1,212,980,001
                                                           ===============    ===============


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

                     SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Statements of Income

                                           (Unaudited)

                                                  THREE MONTHS ENDED          SIX MONTHS ENDED
                                                       JUNE 30,                   JUNE 30,
                                               -------------------------  -------------------------
                                                  2008          2007         2008          2007
                                               -----------  ------------  -----------  ------------
Interest income:
  Loans, including fees                        $15,087,580  $16,399,199   $31,480,334  $31,902,869
  Investment securities                          3,336,956    2,921,476     6,598,330    5,532,810
  Federal funds sold                                95,786      315,503       186,555      681,585
  Interest-bearing deposits in other banks           5,718        6,980        11,540       13,470
                                               -----------  ------------  -----------  ------------
      Total interest income                     18,526,040   19,643,158    38,276,759   38,130,734
                                               -----------  ------------  -----------  ------------

Interest expense:
  Deposits                                       7,165,520    8,164,890    15,042,077   15,657,083
  Federal funds purchased and securities sold
    under repurchase agreements                    324,295      802,685       864,228    1,669,830
  Other borrowings                                 993,165    1,188,987     2,062,645    2,263,726
                                               -----------  ------------  -----------  ------------
      Total interest expense                     8,482,980   10,156,562    17,968,950   19,590,639
                                               -----------  ------------  -----------  ------------

      Net interest income                       10,043,060    9,486,596    20,307,809   18,540,095

Provision for loan losses                        1,652,016    1,030,389     2,923,021    1,606,187
                                               -----------  ------------  -----------  ------------

      Net interest income after provision
        for loan losses                          8,391,044    8,456,207    17,384,788   16,933,908
                                               -----------  ------------  -----------  ------------

Noninterest income:
  Service charges and fees on deposits           1,820,313    1,581,451     3,490,902    2,978,467
  Gain on sales of loans                         1,575,838    1,320,377     2,835,800    2,604,655
  Investment securities gains, net                  30,228            -        67,808       33,191
  Gain / (loss) on sale of fixed assets              4,693      (11,205)        7,692      (63,137)
  Retail investment income                         275,535      275,218       564,334      598,457
  Trust service fees                               298,347      284,906       584,295      558,442
  Increase in cash surrender value of
    bank-owned life insurance                      194,221      160,935       358,390      325,737
  Miscellaneous income                             252,234      160,861       473,189      328,540
                                               -----------  ------------  -----------  ------------
      Total noninterest income                   4,451,409    3,772,543     8,382,410    7,364,352
                                               -----------  ------------  -----------  ------------

Noninterest expense:
  Salaries and other personnel expense           5,382,731    4,628,251    10,553,841    9,423,758
  Occupancy expenses                             1,005,216      742,442     2,030,565    1,502,786
  Other operating expenses                       2,876,605    2,212,160     5,600,717    4,427,163
                                               -----------  ------------  -----------  ------------
      Total noninterest expense                  9,264,552    7,582,853    18,185,123   15,353,707
                                               -----------  ------------  -----------  ------------

      Income before income taxes                 3,577,901    4,645,897     7,582,075    8,944,553

Income tax expense                               1,169,786    1,674,956     2,539,301    3,214,332
                                               -----------  ------------  -----------  ------------

      Net income                               $ 2,408,115  $ 2,970,941   $ 5,042,774  $ 5,730,221
                                               ===========  ============  ===========  ============

Basic net income per share                     $      0.40  $      0.50   $      0.85  $      0.96
                                               ===========  ============  ===========  ============

Diluted net income per share                   $      0.40  $      0.49   $      0.84  $      0.95
                                               ===========  ============  ===========  ============

Weighted average common shares outstanding       5,965,978    5,975,559     5,962,471    5,976,195
                                               ===========  ============  ===========  ============

Weighted average number of common and
  common equivalent shares outstanding           6,023,375    6,058,068     6,023,271    6,059,909
                                               ===========  ============  ===========  ============


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